UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 30, 2020

Date of Report (Date of earliest event reported)

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell Irvine, California 92618 (Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2020, BIOLASE, Inc., a Delaware corporation (the “Company”), entered into the First Amendment to Loan and Security Agreement (the “First Amendment”) with Pacific Mercantile Bank (“PMB”), in connection with that certain Loan and Security Agreement (the “Loan Agreement”), by and between and PMB.

The First Amendment amends the Loan Agreement by providing forbearance in connection with the Company’s non-compliance with respect to minimum unrestricted cash required under the Loan Agreement, a revised minimum unrestricted cash covenant such that the Company must maintain minimum unrestricted cash equal to at least $1,500,000 at the end of each month ending April 30, 2020, May 31, 2020, and June 30, 2020, and a new net cash proceeds covenant such that the Company must receive at least $8,000,000 in net cash proceeds from an equity offering on or before July 31, 2020. The First Amendment contains representations, warranties, covenants, releases, and conditions customary for a Loan Agreement amendment of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: August 5, 2020	By:	/s/ John R. Beaver
John R. Beaver
Executive Vice President and Chief Financial Officer

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